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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Ascend Communications, Inc. 1983 Stock Option Plan, as amended, Non-Qualified Common Stock Option Plan and 1997 Non-Qualified Common Stock Option Plan of Stratus Computer, Inc., of our report dated January 22, 1998, with respect to the consolidated financial statements and financial statement schedule of Ascend Communications, Inc. included in its annual report (Form 10-K/A) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



                                                /s/ Ernst & Young LLP
                                                --------------------------------
                                                Ernst & Young LLP

Walnut Creek, California

October 16, 1998